EXHIBIT 10.1

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT is dated as of November 30, 2011 (this “Second Amendment”), by and between Emerald Dairy Inc., a Nevada corporation (the “Company”), and Wen Sheng Liu, a resident of the People’s Republic of China (the “Lender”).

RECITALS:

A.           On November 30, 2009, the Company and the Lender entered into a Loan Agreement (the “Loan Agreement”), pursuant to which the Lender made a loan (the “Loan”) to the Company in the principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (the “Principal”), in consideration for which the Company issued to the Lender a Non-Negotiable Promissory Note in the amount of the Principal (the “Original Note”), which, pursuant to its terms, was scheduled to mature on November 30, 2010 (the “Maturity Date”), and had an interest rate of 10% per annum (the “Interest Rate”), which was also payable on maturity.

B.           On November 30, 2010, the Company and the Lender entered into a First Amendment to Loan Agreement (the “First Amendment”), pursuant to which (i) the Maturity Date of the Original Note was extended from November 30, 2010 to November 30, 2011 (the “Amended Maturity Date”), and (ii) in exchange for the Original Note, the Company issued and delivered to the Lender an Amended and Restated Non-Negotiable Promissory Note reflecting the change set forth in (i) above (the “First Amended Note”); and

C.           The parties desire to amend the Loan Agreement, as previously amended by the First Amendment, and the terms of the Original Note, as previously amended by the First Amended Note, in order to, inter alia, modify the terms and conditions thereof upon the terms and subject to the conditions set forth in this Second Amendment and the Exhibits hereto.

NOW, THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Accuracy of Recitals; Definitions.  Each of the Company and the Lender acknowledges and agrees that the foregoing Recitals are true and accurate and are incorporated herein by reference.  The Loan Agreement, First Amendment, Original Note and First Amended Note shall be referred to herein collectively as the “Transaction Documents.”  Capitalized terms used and not otherwise defined herein are used as defined in the Transaction Documents.

2.           Amendments to the First Amended Note.

2.1         Upon satisfaction of the conditions set forth in Section 3 below, the terms of the First Amended Note shall be amended so that, as of the date hereof:

(a)            the Amended Maturity Date of the First Amended Note is extended from November 30, 2011 to November 30, 2012; and

(b)           the Interest Rate of the First Amended Note is decreased from 10% per annum to 0% per annum, which reduced Interest Rate shall continue until the Second Amended Note (as defined in Section 2.2 below) becomes due and payable whether at maturity, or upon acceleration, or by prepayment, or otherwise.

2.2         The Company shall issue and deliver, or cause to be delivered, to the Lender, against delivery by the Lender of the First Amended Note, marked “canceled”, a duly executed Amended and Restated Non-Negotiable Promissory Note reflecting the changes set forth in Section 2.1 above, in the substantially the form attached hereto as Exhibit A (the “Second Amended Note”).

3.           Conditions Precedent.  The effectiveness of this Second Amendment is subject to satisfaction of each of the following conditions precedent:

3.1         The representations and warranties made by the Company in this Second Amendment are accurate in all respects.

3.2         Except as otherwise set forth herein, or as previously disclosed by the Company in its reports filed with the Securities and Exchange Commission, no Event of Default shall be in existence under the First Amended Note.

3.3         The Lender shall have received the following documents and other items from the Company, duly executed by an authorized representative of the Company, as necessary:

(a)           An executed copy of this Second Amendment;

(b)           An executed original of the Second Amended Note; and

(c)           if requested, evidence that the execution, delivery and performance of this Second Amendment by the Company have been duly authorized by all necessary corporate action.

3.6         The Company shall have received the following documents and other items from the Lender:

(a)           An executed copy of this Second Amendment; and

(b)           The First Amended Note (for cancellation).

4.           Arm’s-Length Transaction.  Each of the parties hereto hereby affirms that: (a) the transaction contemplated by this Second Amendment is an “arm’s-length transaction” in which the parties are dealing from equal bargaining positions and such party is not subject, directly or indirectly, to the direction, Control (as defined below) or dominion of the other party and/or its Affiliates (as defined below); (b) such party is not affiliated in any way to the other (or any Affiliate thereof) and each is acting in its own best interest in connection with the transaction contemplated hereby; (c) there are no terms, side agreements or other arrangements between the parties (and/or their respective Affiliates) in connection herewith that are not expressly set forth in this Second Amendment, and no gifts, contributions, services, or other direct or indirect payments were made or promised to either party (or any Affiliate thereof) in connection herewith; and (d) the parties are not “related persons,” as such term is defined in Item 404(a) of Regulation S-K prescribed under the Securities Act of 1933, as amended.  For the purposes hereof, the following terms shall have the meanings set forth below:

“Affiliate” (including the term “affiliated”) means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

5.           Transaction Documents in Full Force and Effect as Amended.  Except as specifically amended hereby, the Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed as so amended.  This Second Amendment and the Second Amended Note shall not constitute a novation, satisfaction and accord, cure, release and/or satisfaction of the Transaction Documents, but shall constitute an amendment thereof.  The parties hereto agree to be bound by the terms and conditions of the Transaction Documents as amended by this Second Amendment and the Second Amended Note, as though such terms and conditions were set forth herein and therein in full.  Each reference in the Transaction Documents or any other document or instrument to any Transaction Documents, or words of similar import, shall mean and be a reference to the Transaction Documents as amended by this Second Amendment and the Second Amended Note.

6.           Miscellaneous.

6.1           Except as otherwise set forth herein, this Second Amendment shall not preclude the future exercise of any right, remedy, power or privilege available to the parties whether under the Transaction Documents, at law, or otherwise.

6.2           This Second Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto or thereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.  Each party agrees that it will be bound by its own facsimile signature and that it accepts the facsimile signature of each other party.  The descriptive headings of the various sections of this Second Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof or thereof.  Whenever the context and construction so require, all words herein in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

6.3           This Second Amendment may not be changed, amended, restated, waived, supplemented, discharged, canceled, terminated or otherwise modified orally or by any course of dealing or in any manner other than as provided in the applicable Transaction Documents.  This Second Amendment shall be considered part of the Transaction Documents for all purposes under the Transaction Documents.  In the event of any inconsistency between this Second Amendment and any of the other Transaction Documents, the terms of this Second Amendment shall control.

6.4           This Second Amendment, the Second Amended Note and the Transaction Documents constitute the final, entire agreement and understanding between the parties with respect to the subject matter hereof and thereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties, and shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto and thereto.  If any provision of this Second Amendment is adjudicated to be invalid under applicable laws or regulations, such provision shall be inapplicable to the extent of such invalidity without affecting the validity or enforceability of the remainder of this Second Amendment which shall be given effect so far as possible.

6.5           THIS SECOND AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE GOVERNING LAW PROVISIONS SET FORTH IN THE TRANSACTION DOCUMENTS, AS AMENDED BY THIS SECOND AMENDMENT.

6.6           Each party shall execute and deliver such other documents, certificates and/or instruments and take such other actions as reasonably requested by the other party in order more effectively to consummate the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed under seal by their respective officers thereunder duly authorized, as of the date first above written.

COMPANY:

EMERALD DAIRY INC.

By:	/s/ Yang Yong Shan
Name:
Title:

LENDER:

/s/ Wen Sheng Liu
Wen Sheng Liu

EXHIBIT A

(Form of Second Amended Note)